      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2005
                                                  REGISTRATION NO. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            G-III APPAREL GROUP, LTD.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               41-1590959
      (State or other jurisdiction          (I.R.S Employer Identification No.)
    of incorporation or organization)

           512 SEVENTH AVENUE                             10018
(Address of Principal Executive Offices)               (Zip Code)

               G-III APPAREL GROUP, LTD. 2005 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 MORRIS GOLDFARB
                             CHIEF EXECUTIVE OFFICER
                            G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500

                                   COPIES TO:

                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


===========================================================================================
                                       Proposed maximum  Proposed maximum
Title of securities      Amount to be   offering price      aggregate       Amount of
 to be registered       registered (1)     per share     offering price   registration fee
-------------------------------------------------------------------------------------------

Common Stock, $.01 par  500,000 shares      $7.31 (2)       $3,655,000       $430.20
value per share
-------------------------------------------------------------------------------------------


         (1) This Registration Statement also covers an additional
indeterminable number of shares as may be required pursuant to the G-III Apparel
Group, Ltd. 2005 Stock Incentive Plan in the event of (a) a stock dividend, stock split, recapitalization or other similar change in the Common Stock and
(b) the automatic annual increases in the total number of shares of Common Stock available for issuance pursuant to the 2005 Stock Incentive Plan.

         (2) Computed in accordance with Rule 457(h)(1) based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National
Market on June 7, 2005 of $7.31 per share.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part I of Form
S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.
These documents and the documents incorporated by reference in this Registration
Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a)
of the Securities Act.

                                      I-1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange
Commission pursuant to the Securities Act and the Securities Exchange Act of
1934, as amended (the "Exchange Act") are incorporated by reference in this
Registration Statement:

         (i)      our annual report on Form 10-K, for the fiscal year ended
                  January 31, 2005, filed on April 27, 2005;

         (ii)     our quarterly report on Form 10-Q for the quarter ended April
                  30, 2005;

         (iii)    our Proxy Statement, for the Annual Meeting of Shareholders to
                  be held on June 9, 2005, filed on May 4, 2005, as supplemented by our Proxy Statement Supplement filed on May 24, 2005; and

         (iv)     A description of our Common Stock contained in Item 1 of our
                  Registration Statement on Form 8-A dated December 13, 1989 and in our Prospectus dated December 14, 1989, forming a part of our Registration Statement on Form S-1 (File No. 33-31906)
                  filed with the Commission pursuant to Rule 424(b) on December
                  13, 1989.

         In addition to the foregoing, all documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which (i) indicates that all securities offered under this
Registration Statement have been sold or (ii) which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this
Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware (the "GCL")
authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. The ByLaws of the Company at Article VI provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the

                                      II-1

Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the
Commission such indemnification is against public policy as expressed in the Act and is therefor unenforceable.

                                      II-2

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.    EXHIBITS.

  EXHIBIT
    NO.       DESCRIPTION
------------
    4.1       G-III Apparel Group, Ltd. 2005 Stock Incentive Plan

    5.1       Opinion of Fulbright & Jaworski L.L.P.

   23.1       Consent of Counsel (contained in Exhibit 5.1)

   23.2       Consent of Ernst & Young LLP

   24.1       Power of Attorney (included on signature page)

ITEM 9.    UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                                      II-3

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 14, 2005.

                                          G-III APPAREL GROUP, LTD.

                                          By: /s/ Wayne S. Miller
                                              ----------------------------------
                                              Wayne S. Miller
                                              Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MORRIS GOLDFARB and WAYNE S. MILLER, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule
462(b) of the Securities Act of 1933, as amended), with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 /s/ Morris Goldfarb                     Director, Co-Chairman of the Board and       June 14, 2005
---------------------------              Chief Executive Officer
Morris Goldfarb                          (principal executive officer)

 /s/ Wayne S. Miller                     Senior Vice President and Chief Financial    June 14, 2005
---------------------------              and Operating Officer
Wayne S. Miller                          (principal financial and accounting officer)

 /s/ Thomas J. Brosig                    Director                                     June 14, 2005
---------------------------
Thomas J. Brosig

 /s/ Pieter Deiters                      Director                                     June 14, 2005
---------------------------
Pieter Deiters

 /s/ Alan Feller                         Director                                     June 14, 2005
---------------------------
Alan Feller

 /s/ Carl Katz                           Director                                     June 14, 2005
---------------------------
Carl Katz

 /s/ Willem van Bokhorst                 Director                                     June 14, 2005
---------------------------
Willem van Bokhorst

 /s/ Richard White                       Director                                     June 14, 2005
---------------------------
Richard White

         EXHIBIT INDEX

  EXHIBIT
    NO.         DESCRIPTION
------------
      4.1       G-III Apparel Group, Ltd. 2005 Stock Incentive Plan

      5.1       Opinion of Fulbright & Jaworski L.L.P.

     23.1       Consent of Counsel (contained in Exhibit 5.1)

     23.2       Consent of Ernst & Young LLP

     24.1       Power of Attorney (included on signature page)